                                                                   Exhibit 10.24


                               PURCHASE AGREEMENT
                               ------------------


     THIS AGREEMENT is made as of November 5, 1999, between JusticeLink, Inc., a Delaware corporation (the "Company"), and Internet Capital Group, Inc., a Delaware corporation (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

     The parties hereto agree as follows:

          Section 1.     Authorization and Closing.
                         -------------------------

          1A.  Authorization of the Preferred Stock.  The Company shall
               ------------------------------------
authorize the issuance and sale to the Purchaser of 6,165,422 shares of its Series C Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached
                                                        ---------
hereto. The Preferred Stock is convertible into shares of the Company's Common Stock, par value $.05 per share (the "Common Stock").

          1B.  Purchase and Sale of the Preferred Stock.  At the Closing,
               ----------------------------------------
the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, 6,165,422 shares of Preferred Stock at a price of $2.00 per share.

          1C.  The Closing.  The closing of the purchase and sale of the
               -----------
Preferred Stock (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Louisiana, Suite 1400, Houston, Texas 77002, at 10:00 a.m. on October 29, 1999, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. Within three (3) business days after the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Preferred Stock to be purchased by the Purchaser, registered in the Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at LaSalle National Bank, in the amount of $12,330,844, in accordance with the wire transfer instructions set forth on Exhibit B hereto.
---------

          Section 2.     Conditions of the Purchaser's Obligation at the
                         -----------------------------------------------
Closing. The obligation of the Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction of the following conditions as of the Closing:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 4 hereof shall be true and correct at and as of the Closing as though then made and the Company shall have performed all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Amendment of Certificate of Incorporation.  The Company's
               -----------------------------------------
Certificate of Incorporation (the "Certificate of Incorporation") shall have been amended and restated as set forth in Exhibit A hereto, shall be in full
                                          ---------
force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

          2C.  Registration Agreement. The Company and the Purchaser shall have
               ----------------------
entered into an amended registration agreement in form and substance as set forth in Exhibit C attached hereto (the "Registration Agreement"), and the
         ---------
Registration Agreement shall be in full force and effect as of the Closing.

          2D.  Stockholders' Agreement.  The Company and the Purchaser shall
               -----------------------
have entered into an amended stockholders' agreement in form and substance as set forth in Exhibit D attached hereto (the "Stockholders' Agreement"), and the
             ----------
Stockholders' Agreement shall be in full force and effect as of the Closing.

          2E.  Securities Law Clearance.  The Company shall have made all
               ------------------------
filings under applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

          2F.  Opinion of the Company's Counsel.  The Purchaser shall have
               --------------------------------
received from LeBoeuf, Lamb, Greene and MacRae, L.L.P., counsel for the Company, an opinion in the form of Exhibit E attached hereto, which shall be addressed
                           ---------
to the Purchaser, dated the date of the Closing.

          2G.  Pledge Letter Agreement.  The Company and the Purchaser shall
               -----------------------
have entered into a letter agreement in form and substance as set forth in Exhibit F attached hereto (the "Letter Agreement"), the terms of which shall
---------
have controlling authority with respect to any conflicting term of this Agreement, the Registration Agreement or the Stockholders' Agreement, and the Letter Agreement shall be in full force and effect as of the Closing.

          2H.  Alliance Agreement.  The Company and LEXIS-NEXIS Group, a
               ------------------
division of Reed Elsevier Inc. ("L-N") shall have entered into an Alliance Agreement in form and substance as set forth in Exhibit G attached hereto (the
                                                ---------
"Alliance Agreement").

          2I.  Termination of Put/ Call Options.  The Company shall have
               --------------------------------
terminated the put and call rights previously granted to certain of its stockholders as identified on the Capitalization Schedule.

          2J.  Waiver of Rights of First Refusal.  The Company shall have
               ---------------------------------
received waivers of rights of first refusal from all of its stockholders entitled to participate in the purchase of the sale of the Preferred Stock to the Purchaser.

          2K.  Closing Documents.  The Company shall have delivered to the
               -----------------
Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2E, and 2G through 2J, inclusive, have been fully satisfied;

               (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in paragraph 2B, the issuance and sale of the Preferred Stock, the reservation for issuance upon conversion of the Preferred Stock an aggregate of 7,000,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Certificate of Incorporation referred to in paragraph 2B;

               (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

               (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

          2L.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and their special counsel.

          2M.  Waiver.  Any condition specified in this Section 2 may be waived
               ------
by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

          2N.  Compliance with Applicable Laws.  The purchase of Preferred Stock
               -------------------------------
by the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or, in the Purchaser sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by law and regulations of the jurisdictions to which the Purchaser is subject.

          Section 3.     Covenants.
                         ---------

          3A.  Financial Statements and Other Information.  Until the
               ------------------------------------------
consummation of an Initial Public Offering, the Company shall deliver to the Purchaser (so long as the Purchaser holds any Preferred Stock or any Underlying Common Stock) and any other holder of at least five percent (5%) of the Preferred Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited statements of income and cash flows of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and balance sheets of the Company as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

               (ii) as soon as reasonably available (taking into account cost considerations), but in any event within 180 days after the end of each fiscal year, audited statements of income and cash flows of the Company for such fiscal year, and balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied;

               (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (iv) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

               (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it is a party or any other material adverse event or circumstance affecting the Company (including the filing of any material litigation against the Company or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced); and

               (vi) with reasonable promptness, such other information and financial data concerning the Company as any Person entitled to receive information under this paragraph 3A may reasonably request which can be prepared without undue burden to the Company, including, without limitation, such information as the Purchaser reasonably needs in order to fulfill its obligations under applicable federal securities laws.

Each of the financial statements referred to in subparagraph (ii) shall be true and correct in all material respects as of the dates and for the periods stated therein.

          3B.  Inspection of Property.  Until the consummation of an Initial
               ----------------------
Public Offering, the Company shall permit any representatives designated by the Purchaser (so long as the Purchaser holds any Preferred Stock or Underlying Common Stock), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company. The presentation of an executed copy of this Agreement by the Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.  Designation of Directors.  So long as the Purchaser holds at
               ------------------------
least 500,000 shares of Preferred Stock and/or Underlying Common Stock (as such shares may be adjusted for stock splits, stock dividends and similar events), it shall have the right to select two representatives to be elected to the Company's board of directors, and the Company shall nominate each such representative for election to the board of directors. The Company shall use its reasonable best efforts to cause each such representative to be elected to the board of directors and shall not take any action which would diminish the prospects of such representatives being elected to the board of directors. Reasonable travel costs reimbursable of each board member incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company in accordance with the Company's travel guidelines. There shall be at least eight (8) meetings of the Company's board of directors during each fiscal year, at least one of which shall be held in each 45-day period during the Company's fiscal year.

          3D.  Restrictions.  So long as the Purchaser holds at least 3,000,000
               ------------
shares of the Preferred Stock or related Underlying Common Stock (as may be adjusted for stock splits, stock dividends and similar events), the Company shall not take any of the following actions without the approval of at least a majority of the collective members of the Company's board of directors who were nominated by (a) the Purchaser (to the extent that the Purchaser has such rights) and (b) the LAWPlus Representatives and the JusticeLink Representatives (as defined in the Stockholders' Agreement) ((a) and (b) collectively referred to herein as the "Investor Directors"):

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation;

               (ii) directly or indirectly redeem, purchase or otherwise acquire any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than as provided in the Certificate of Incorporation, this Agreement or any employment agreement approved by the Company's board of directors;

               (iii) except for option grants from an option pool consisting of up to 2,500,000 shares of Common Stock (including options granted by the Company as of the date of this Agreement), or as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities);

               (iv) make any loans or advances to, guarantees for the benefit of, or Investments in, any Person in excess of $500,000, except for reasonable advances to employees and other Investments in the ordinary course of business;

               (v) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person involving aggregate consideration exceeding $1,000,000 in any one transaction in any twelve-month period;

               (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell or permanently dispose of any of its or any Subsidiary's Proprietary Rights;

               (vii) liquidate, dissolve or effect a recapitalization or any reorganization into partnership form;

               (viii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration paid by the Company (including the assumption of liabilities whether direct or indirect) exceeding $1,000,000 in any one transaction in any twelve-month period;

               (ix) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect the rights or relative priority of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's bylaws or the Registration Agreement;

               (x) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans;

               (xi) enter into any transaction that will constitute a Change in Control;

               (xii) except for Indebtedness existing as of the date of the Latest Balance Sheet (as defined below) or Indebtedness approved as part of a board-approved Annual Budget (as defined below) for the Company, contract, create, incur, assume or suffer to exist any Indebtedness in excess of $500,000;

               (xiii) approve the Annual Budget for the Company;

               (xiv) hire or terminate the Company's Chief Executive Officer or Chief Operations Officer or set or change the compensation arrangements for such officers;

               (xv) have aggregate monthly expenditures that are more than fifteen percent (15%) of the amounts set forth in a board-approved Annual Budget;

               (xvi) materially change the nature of the business of the Company; or

               (xvii) except with respect to option grants from an option pool consisting of up to 2,500,000 shares of Common Stock (including options granted by the Company as of the date of this Agreement), authorize, reserve or issue additional shares of Common Stock with regard to any agreement, plan or arrangements for issuing equity securities to employees.

provided; however, should the Purchaser be dissatisfied with the decision of the Investor Board with respect to the items identified in items (xii), (xv), (xvi) and (xvii), upon the written request to the Company by the Purchaser within five
(5) business days after such decision by the Investor Board, the Company shall not proceed with such action approved by the Investor Directors until such action has been approved by the holders of two-thirds of the Preferred Stock and the Series B Preferred Stock, voting together as a single class.

          3E.  Related Party Transactions. Except as set forth on the Related
               --------------------------
Party Transactions Schedule without the approval of at least seventy-five percent (75%) of the Non-Interested Members of the Company's board of directors, the Company shall not enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest (including, without limitation, any transaction with Paragon Solution Partners, Inc.) except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement.

          3F.  Compliance with Agreements.  The Company shall perform and
               --------------------------
observe (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

          3G.  Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which shall be immediately transmitted by the Company upon issuance).

          3H.  Affirmative Covenants.  So long as the Purchaser collectively
               ---------------------
owns at least 3,000,000 shares of the Preferred Stock and/or related Underlying Common Stock (as may be adjusted for stock splits, stock dividends and similar events), the Company shall:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

               (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom

     (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company taken as a whole;

               (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (vii) maintain the key-man life insurance policies referred to in paragraph 3K hereof and maintain officers and directors liability insurance coverage of at least $2,000,000;

               (viii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;

               (ix) provide to the board of directors of the Company an annual budget within 30 days of the beginning of each fiscal year (the "Annual Budget"), which such Annual Budget shall be subject to the approval of the board of directors;

               (x) enter into and maintain (i) employment or consulting agreements and non-competition agreements in form and substance reasonably satisfactory to the Purchaser (or otherwise approved by a majority of the Investor Directors) with it employees that the Board of Directors deems to be critical to the success of the Company's business, and (ii) confidential information and invention assignment agreements in form and substance reasonably satisfactory to the Purchaser (or as otherwise approved by a majority of the Investor Directors) with its employees.

               (xi) cause all future purchasers of the Company's Common Stock to execute and deliver a Market Standoff Agreement substantially in the form of Section 5 of the Registration Agreement.

               (xii) not grant any stock options to employees of, or consultants to, the Company without the affirmative consent of at least one of the directors of the Company designated by the Purchaser.

          3I.  Proprietary Rights.  The Company possesses and maintains all
               ------------------
material Proprietary Rights necessary to the conduct of their respective businesses as presently conducted and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company in the conduct of their respective businesses. The Company shall not take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other persons.

           3J. First Refusal Rights.
               --------------------

               (i) Except for the issuance of Common Stock (a) in connection with the duly authorized acquisition of another business, (b) constituting a duly authorized dividend, (c) upon conversion of any share of the Series B Preferred Stock or the Preferred Stock, (d) pursuant to the exercise of options, warrants and other securities outstanding as of the date hereof or
     (e) pursuant to a public offering registered under the Securities Act which yields gross proceeds to the Company of not less than $25 million and which represents a valuation of the Company of not less than $60 million, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock, the Company shall first offer to sell to the Purchaser a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of capital stock of the Company (including, without limitation shares of Series B Preferred Stock, Preferred Stock and Underlying Common Stock) held by Purchaser by (2) the total number of shares of the Company's Common Stock issued and outstanding, presuming, for the purposes of this calculation, that all shares of the Company's preferred stock issued and outstanding at the time of such determination shall be treated as if such shares had been converted into shares of Common Stock according to the terms thereof. The Purchaser shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Preferred Stock shall be payable in cash.

               (ii) In order to exercise its purchase rights hereunder, the Purchaser must, within nine business days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder, including a statement of the maximum number of shares such holder is willing to purchase. If all of the stock and securities offered to the Purchaser and the other holders of securities of the Company having rights of first refusal (the "Other Holders") are not fully subscribed by such holders, the remaining stock and securities shall be allocated pro rata to those holders who indicated they would purchase more than shares they received.

               (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the Purchaser and the Other Holders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 60-day period must be reoffered to the Purchaser and the Other Holders pursuant to the terms of this paragraph.

               (iv) As reflected in the Capitalization Table (as defined below), the Company (a) either has issued or will issue 1,300,000 shares of the Series B Preferred to Lexis-Nexis Group and, conditioned upon achievement of certain revenue thresholds, an aggregate of up to 500,000 shares of Common Stock and (b) plans to issue up to an aggregate of 1,000,000 shares of the Series C Preferred, which shares of Series C Preferred will not be issued on terms more favorable than the terms pursuant to which the Purchaser is acquiring the Preferred Stock hereunder. Notwithstanding its rights of first refusal granted in this Sections 3J, 3M and 3N, Purchaser hereby waives any rights of first refusal it may have to participate in the transactions described in this Section 3J(iv).

          3K.  Key-Man Life Insurance.  The Company agrees to use its reasonable
               ----------------------
best efforts to obtain a key-man life insurance policy within 180 days after the Closing on the life of Henry Givray in the face amount of $2,000,000; provided that such insurance does not cost the Company in excess of $10,000 per annum; provided, further, that if the cost to the Company of such insurance exceeds $10,000 per annum, the Company will obtain such insurance as it can acquire for $10,000 per annum. Such insurance policy shall name the Company as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Purchaser.

          3L.  Use of Proceeds.  Except as (i) otherwise agreed by the
               ---------------
Purchaser, (ii) made pursuant to market agreements for normal and customary good and services on terms acceptable to the Purchaser or the Investor Directors, or
(iii) set forth in "Proceeds Exception Schedule", the Company agrees to use the proceeds obtained from the Purchaser in connection with its acquisition of the Preferred Stock solely for the purposes of working capital and not to reduce any outstanding indebtedness or to make payments to shareholders or other affiliates of the Company.

          3M.  Right to Purchase In Connection with Initial Public Offering.  In
               ------------------------------------------------------------
the event of (i) an Initial Public Offering or (ii) a public offering registered under the Securities Act which yields gross proceeds to the Company of not less than $25 million and which represents a valuation of the Company of not less than $60 million, subject to market conditions and the consent of the Company's underwriters (which the Company shall use its best efforts to obtain) the Purchaser shall be entitled to maintain its ownership interest in the Company by electing either, at its discretion, (i) to receive an allocation of the registered public shares in such Initial Public Offering equal to its Ownership Percentage (as defined below) at a price per share equal to the price to the public in such Initial Public Offering or (ii) to purchase in a private placement of the Company's securities concurrent with the Initial Public Offering, unregistered shares equal to its Ownership Percentage, which shares shall be accompanied by registration rights comparable to those granted with respect to the Preferred Stock hereunder, at a price per share equal to the price to the public in such Initial Public Offering, less the underwriters' discounts and commissions. "Ownership Percentage" shall mean the Purchaser's voting ownership position in the Company at the time the registration statement filed in connection with the Initial Public Offering becomes effective; provided, however, if such Ownership Percentage is less than twenty-five percent (25%), then the Purchaser shall be entitled to elect to purchase pursuant to this Section 3M such additional shares as are necessary to enable the Purchaser to obtain an Ownership Percentage of twenty-five percent (25%) upon completion of such offering(s).

          3N.  Right to Purchase In Connection with an Acquisition of Another
               --------------------------------------------------------------
Business. In the event that the Company elects to issue Common Stock (or some
--------
other security of the Company convertible into, or exchangeable for, shares of Common) in connection with a duly authorized acquisition of another business the Purchaser shall be entitled to maintain its ownership interest in the Company by electing to purchase in a private placement of the Company's securities concurrent with such issuance of Common Stock or other Company securities in connection with such acquisition, unregistered shares equal to its Ownership Percentage (as defined above), which shares shall be accompanied by registration rights comparable to those granted with respect to the Preferred Stock hereunder, at a price per share determined in good faith by the Board of Directors of the Company consistent with the valuation utilized by the Company in connection with such acquisition.

          3O.  Option Pool.  The Company agrees to reserve for grant to
               -----------
employees, officers, directors and consultants options to acquire up to 2,500,000 shares (as adjusted for stock splits, stock dividends and similar events) of the Company's Common Stock, including options granted by the Company as of the date of this Agreement. All options to purchase the Company's stock granted to the Company's employees, officers, directors and consultants shall be approved by the Company's Board of Directors or a committee of the Board of Directors to whom such approval responsibilities have been delegated by the Board of Directors. Except for options granted to non-employee directors, all such options shall fully vest no less than three (3) years after the date of grant and shall have a term of not less than ten (10) years.

          3P.  Right to Conduct Certain Activities.  The Company and Purchaser
               -----------------------------------
acknowledge that the Purchaser invests in numerous companies, some of which may be (now or in the future) competitive with the Company's business. The Company agrees that the Purchaser shall not be liable for any claim arising out of, or based upon, (i) the investment by the Purchaser in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of the Purchaser to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company.

          3Q.  Pledge of Preferred Stock.  The Company hereby consents to pledge
               -------------------------
by the Purchaser of its shares of the Preferred Stock to its primary lender and agrees to cooperate with such lender in connection with its reasonable requests in connection therewith.

          Section 4.  Representations and Warranties of the Company.  As a
                      ---------------------------------------------
material inducement to the Purchaser to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants that:

          4A.  Organization and Corporate Power.  The Company is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where such failure to so qualify would not have a material adverse effect on the Company's business, properties, prospects or financial condition. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and assets, to carry on its businesses as now conducted and presently proposed to be conducted, to execute and deliver this Agreement, the Registration Agreement, the Letter Agreement and the Stockholders' Agreement, and to sell and issue the Preferred Stock hereunder and the Underlying Common Stock and carry out the transactions contemplated by this Agreement, the Registration Agreement, the Letter Agreement and the Stockholders' Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchaser or the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           4B. Capital Stock and Related Matters.
               ---------------------------------

               (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall be as set forth on the attached "Capitalization Schedule." The Company has reserved 7,000,000 shares of Common Stock for issuance upon conversion of the Preferred Stock . The Company has reserved 1,700,000 shares of its Common Stock for issuance pursuant to exercise of options granted under its 1998 Stock Option Plan (the

     "Plan"), which is the only stock option, stock purchase or similar incentive or benefit plan currently in effect with respect to the Company. To date, the Company has issued options to acquire an aggregate of 1,663,500 shares of its Common Stock under the Plan, 193,500 of which have expired or been terminated and 10,000 of which have been exercised by the holders thereof to date. As of the Closing, the Company shall have no outstanding stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have any rights or options (contingent or otherwise) to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the "Capitalization Schedule." As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (ii) The Preferred Stock, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and the Underlying Common Stock has been duly and validly reserved and, when issued in compliance with the provisions of the Certificate, will be duly and validly issued and will be fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and such Preferred Stock and the Underlying Common Stock will be free and clear of any liens or encumbrances; provided, however, that the Preferred Stock and the Underlying Common Stock may be subject to restrictions on transfer under state and/or federal securities laws.

               (iii) Except as set forth on the attached "Capitalization Schedule," there are no statutory or contractual stockholders' preemptive rights or rights of refusal or similar rights with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. Except as set forth on the "Capitalization Schedule," to the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs. There are no preemptive or similar rights under the Company's Certificate of Incorporation and Bylaws.

          4C.  Subsidiaries; Investments.  The Company does not own or hold any
               -------------------------
rights to acquire any shares of stock or any other security or interest in any other Person, and the Company has never had any Subsidiary. Except as disclosed in the "Contracts Schedule," the Company is not a participant in any joint venture, partnership or similar arrangement.

          4D.  Authorization; No Breach.  All corporate action on the part of
               ------------------------
the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders' Agreement and the Letter Agreement by the Company, the authorization, sale, issuance (or reservation for issuance) and delivery of the Preferred Stock and the Underlying Common Stock and the performance of all of the Company's obligations hereunder and under the Registration Agreement, the Stockholders' Agreement and the Letter Agreement have been taken. The execution, delivery and performance of this Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the amendment of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the Certificate of Incorporation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) as such obligations are subject to general principles of equity. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Subscription Agreements, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not, with or without the passage of time and giving of notice, (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject or permit, license or authorization applicable to the Company.

          4E.  Financial Statements.  Attached hereto as the "Financial
               --------------------
Statements Schedule" are the following financial statements:

               (i) the unaudited balance sheets of the Company as of December 31, 1998 and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

               (ii) the unaudited balance sheet of the Company as of September 30, 1999 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects and is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes to the interim unaudited financial statements, and except that the interim unaudited statements are subject to normal year end adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting established administered in accordance with the generally accepted accounting principles.

          4F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "Liabilities Schedule," the Company does not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) nor is the Company a guarantor or indemnitor of any indebtedness of any other person, firm or corporation arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and not required under generally accepted accounting principles to be reflected in the Latest Balance Sheet which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          4G.  No Material Adverse Change.  Except as set forth on the attached
               --------------------------
"Adverse Change Schedule," since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company taken as a whole.

          4H.  Assets.  Except as set forth on the attached "Assets Schedule,"
               ------
the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, mortgages, pledges, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. The Company is not in default under or in breach of any provision of its leases.

          4I.  Tax Matters.  Except as set forth in the attached "Taxes
               -----------
Schedule," the Company has filed all tax returns which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company in all material respects has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the accrual for current taxes on the Latest Balance Sheet would be adequate to pay all of the Company's current tax liabilities if its current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed shall not exceed the recorded liability therefor on the Latest Balance Sheet; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's tax liability. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company.

           4J. Contracts and Commitments.
               -------------------------

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, the Company is not a party to the following written or oral Contracts which involve payment by, or the receipt of payment by, the Company of any amount in excess of $10,000:

               (a) any Contract for the employment of any officer, director, employee, Affiliate, consultant or any Affiliate thereof.

               (b) any Contract for the purchase, sale, production or supply, on a continuing basis or otherwise, of goods or services of any type;

               (c) any distributor, sales, agency or vendor Contract or any license agreement;

                     (d) any continuing Contract for the purchase of equipment or services in excess of normal operating requirements;

                     (e) any Contract that is, in the reasonable opinion of the Company, materially adverse, onerous or otherwise harmful to any of the Company's business, properties, operations or assets;

                     (f) any Contract pursuant to which the Company receives a management fee or a billing and collections fee;

                     (g) any Contracts, leases, quotas, restrictions or trade conditions upon which the business, rights or assets, or condition, financial or otherwise, of the Company depends or is or would be materially affected; or

                     (h) any other material Contract of the Company.

               (ii) All of the Contracts set forth on the "Contracts" Schedule are valid, binding and enforceable in accordance with their respective terms. Except as set forth on the "Contracts Schedule," the Company has performed all material obligations required to be performed by it under the Contracts listed on the Contracts Schedule and is not in default under or in breach of nor in receipt of any claim of default or breach under any material Contract to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any material Contract to which the Company is subject; the Company has no present expectation or intention of not fully performing all such obligations; the Company has no knowledge of any breach or anticipated breach by the other parties to any material Contract to which it is a party; and the Company is not a party to any materially adverse Contract.

               (iii) The Purchaser or its special counsel has been supplied with a true and correct copy of each of the written Contracts and an accurate description of the oral contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          4K.  Proprietary Rights.  The attached "Proprietary Rights Schedule"
               ------------------
contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company, (iii) all unregistered trade names and corporate names owned or used by the Company and (iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company with respect to any Proprietary Rights. Except as set forth on the Proprietary Rights Schedule, the Company owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the business of the Company as presently conducted and, to the knowledge of the Company, as presently proposed to be conducted. The Company has taken all commercially reasonable actions to maintain and protect the Proprietary Rights which it owns and uses. Except as indicated on the Proprietary Rights Schedule, (i) the Company owns all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the business of the Company, (ii) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others within the last five years, and (iv) to the knowledge of the Company, the conduct of the Company's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company has not been infringed or misappropriated by other Persons. Except as set forth on the Proprietary Rights Schedule, each current and former employee, officer and director of the Company has executed an agreement with the Company regarding confidentiality and proprietary information
substantially in the form attached hereto as Exhibit H .   The Company is not
                                             ----------
aware that any of its current or former employees, officers or directors is in violation thereof, and the Company will use its best efforts to prevent any such violation. Except for proprietary information agreements with its own employees or consultants, and with the exception of standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to any of the Company's Proprietary Rights, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Proprietary Rights of any other person or entity. The Company is not aware that any of its employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such person's or entity's best efforts to promote the interests of the Company, or that would
conflict with the Company's business as proposed to be conducted.   The Company
is not aware of any violation or infringement by a third party of any of the Company's Proprietary Rights. Neither the execution nor the delivery of this Agreement, the Registration Agreement, the Stockholders' Agreement or the Letter Agreement, nor the carrying on of the Company's business by the employees, agents, consultants or contractors of the Company, nor the conduct of the Company's business as currently proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which the Company or any of such employees, agents, consultants or contractors is now obligated. The Company has no plan to utilize, and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment or engagement by the Company.

          4L.  Litigation, etc.  Except as set forth on the attached "Litigation
               ---------------
Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any action, suit, proceeding or investigation with respect to the transactions contemplated by this Agreement or the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business); the Company is not subject to any arbitration proceeding under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigation or inquiry (including any inquiry as to the qualification to hold or receive any license or permit); and, the Company is not aware of any basis for any of the foregoing. The Company is not subject to any judgment, order, injunction, writ or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

          4M.  Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          4N.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transaction contemplated hereby or thereby, including, without limitation, the offer, sale and issuance of the Preferred Stock and Underlying Common Stock except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

          4O.  Insurance.  The attached "Insurance Schedule" contains a
               ---------
description of each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. The Company believes that this insurance is sufficient in amount as of the date of the Closing, subject to reasonable deductibles, to allow the Company to replace any of the Company's material properties that may be damaged or destroyed.

          4P.  Employees.  Except as set forth on the attached "Employees
               ---------
Schedule," the Company is not aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth on the attached "Employee Schedule" neither the Company, nor, to the best of the Company's knowledge after due inquiry, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company, except for agreements between the Company and its present and former employees.

           4Q. ERISA.
               -----

               (i) All Company employees are leased pursuant to a Lease Agreement with Staff Leasing Company ("Staff Leasing"). Staff Leasing maintains its own "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Each "employee benefit plan" (as defined in ERISA), bonus, deferred compensation, stock option, employment, severance, change in control or other written or oral agreement relating to employment, fringe benefits or perquisites for current or former directors of the Company maintained or contributed to by the Company at any time during the one-year period immediately preceding the date hereof (collectively, the "Company Employee Benefit Plans") is listed in "Benefit Plan Schedule". Except where the failure to be in material compliance or to be so operated would not, individually or in the aggregate, have a material adverse effect on the Company, each Company Employee Benefit Plan is in substantial compliance with applicable law, including, without limitation, ERISA and the IRC and has been administered and operated in all material respects in accordance with its terms. Each Company and Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the IRC has received a favorable determination letter from the IRS and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

               (ii) With respect to the Company Employee Benefit Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a material adverse effect on the Company (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the IRC or any other applicable law, including contract law generally.

               (iii) Each Company Employee Benefit Plan has been administered in accordance with its terms, except for any failures to so administer any Company Employee Benefit Plans as would not individually or in the aggregate have a material adverse effect on the Company. The Company and all the Company Employee Benefit Plans are in compliance with the applicable provisions of ERISA, the IRC and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on the Company.

          4R.  Compliance with Laws.  Except as set forth on the attached
               --------------------
"Compliance Schedule," the Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, nor has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation. The Company is not in violation or default of any provisions of its Certificate or Bylaws, or of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound.

          4S.  Affiliated Transactions.  Except as set forth on the
               -----------------------
attached "Affiliated Transactions Schedule," no officer, director, employee, shareholder or Affiliate of the Company or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any written or oral agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company. Except as set forth on the "Affiliated Transactions Schedule," to the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock representing less than 1% equity ownership in publicly traded companies that may compete with the Company.

          4T.  Permits.  The Company has all material franchises, permits,
               -------
licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and believes it can obtain, without undue burden or expense, any necessary authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          4U.  2000 Compliance.  Except as set forth in the "Year 2000
               ---------------
Schedule," the Company's computer systems and software are and will be, and the products developed, manufactured, sold or licensed by the Company are and will be, able accurately to: (i) process any date rollover, (ii) process calculations or computations regardless of the dates used in such calculations whether before, on or after January 1, 2000, (iii) accept and respond to two digit year date input in a manner that resolves any ambiguities as to the century to which such two digit year date input relates in an appropriate manner and (iv) store and display date data in a manner that is unambiguous as to the century to which such two digit year date input relates. Except as provided in the "Year 2000 Schedule," based upon a reasonable investigation made by the Company, none of the above-referenced systems, software or products are reasonable expected to malfunction, cease to function, generate incorrect data or provide incorrect results when providing and/or receiving data in connection with any valid date, whether occurring before, on or after January 1, 2000.

          4V.  Changes.  Except as set forth in the "Recent Changes Schedule,"
               -------
since the date of the Latest Balance Sheet, other than immaterial or nonadverse changes in the ordinary course of business, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of the Company;

          (b) any damage, destruction or loss, whether or not covered by insurance, affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

          (c) any waiver or compromise by the Company of a valuable right or a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

          (e) any entering into or change in the terms of any material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

          (f) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment, or transfer of any of the Company's Proprietary Rights;

          (h) any resignation or termination of employment of any director, officer or key employee of the Company, nor does the Company have any knowledge of the impending resignation or termination of employment of any such person;

          (i) any receipt of notice by the Company that there has been a loss of, or material order cancellation by, any customer of the Company;

          (j) any mortgage, pledge, transfer of a security interest in, or lien created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than customary travel advances and other advances made in the ordinary course of its business;

          (l) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

          (m) to the best of the Company's knowledge after reasonable investigation, any other event or condition of any character that might affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

          (n) any agreement or commitment by the Company to do any of the things described in this Section 4V.

          4W.  Corporate Documents.  The copy of the minute books of the Company
               -------------------
provided to counsel to the Investor contains minutes of all meetings of the Board of Directors and stockholders and all actions by written consent without a meeting by the Board of Directors and stockholders since the date of the Company's incorporation, and accurately reflects all actions by the Board of Directors (and any committee thereof) and stockholders with respect to all transactions referred to in such minutes in all material respects. Except as set forth in such minute books, neither the stockholders nor the Board of Directors of the Company have taken any action relating to the merger, consolidation, sale of assets or business, liquidation, dissolution or any other reorganization of the Company.

          4X.  Registration Rights.  Except as provided in the Registration
               -------------------
Agreement, the Company is not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          4Y.  Disclosure.  Neither this Agreement nor any of the schedules,
               ----------
attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby (including, without limitation, the Memorandum (as defined below)) contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that, with respect to the financial projections furnished to the Purchaser by the Company, the Company represents only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions.

          4Z.  Capitalization Table.  Except as otherwise noted therein, the
               --------------------
Capitalization Table attached hereto as Exhibit I (the "Capitalization Table")
                                        ---------
is accurate and complete and is consistent with the books and records of the Company.

          4AA. Closing Date.  The representations and warranties of the
               ------------
Company contained in this Section 4 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          Section 5.  Representations and Warranties of the Purchaser.  The
                      -----------------------------------------------
Purchaser hereby represents and warrants as follows:

          5A. The Purchaser is purchasing the Preferred Stock (including, for purposes of this Section 5A, Common Stock into which such Preferred Stock may be converted) for investment purposes only, without a view to any distribution thereof in violation of the Securities Act.

          5B. The Purchaser represents that its investment decision maker (A) is experienced in evaluating and making investments of the type contemplated by this Agreement; (B) has had access of all information reasonably required to evaluate an investment in the Preferred Stock prior to the Closing; and (C) understands the risks associated with the investment contemplated by this Agreement. The Purchaser confirms that the Company has made available to the Purchaser and its representatives and agents the opportunity to ask questions of management of the Company and to acquire such additional information about the business and financial condition of the Company as the Purchaser has requested.

          5C. The Purchaser (i) is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act and (ii) has the experience necessary to fully understand the nature of the risks associated with investing in the Preferred Stock and can afford to lose its entire investment.

          5D. The Purchaser understands that the Preferred Stock may only be pledged, offered, sold or transferred if registered under the Securities Act or pursuant to an exemption from the registration requirements thereunder. The Purchaser understands that Rule 144 (or any successor rule) of the Securities Act is not available with respect to the Preferred Stock for at least one year from the date of payments of the full purchase price for the Preferred Stock (and thereafter, unless all of the conditions to such rule are met), and that absent registration of the Preferred Stock under the Securities Act and applicable state securities laws, compliance with an applicable exemption under the Securities Act and applicable state securities laws is required for a sale or other disposition of such Preferred Stock.

          5E. The Purchaser has not received, nor is it aware of, any general solicitation or general advertising of the Preferred Stock, including without limitation (i) any communication published in any newspaper or magazine or broadcast over a television or radio, or (ii) any seminar or meeting to which people were invited by means of a general solicitation or general advertising.

          5F. The Purchaser acknowledges that the Company is issuing and selling the Preferred Stock in reliance upon the representations stated in this
Section 5.

          5G. The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes its valid and binding obligation, enforceable in accordance with its respective terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) as such obligations are subject to general principles of equity.

          5H. The Purchaser has been furnished with that certain Confidential Private Placement Memorandum of the Company dated August 9, 1999, as supplemented and amended by that certain Supplement to Confidential Private Placement Memorandum dated October 29, 1999 ( the "Memorandum"), including all attachments thereto and referenced therein, and certain other materials which have been provided by the Company to the Purchaser at the Purchaser's request and the Purchaser has:

               (i) read the Memorandum and has evaluated the risks set forth under "Risk Factors" and the considerations described in the Memorandum and has relied (except as indicated in subsections (ii) and (iii) below) on the information contained in the Memorandum (including all attachments thereto and referenced therein), the representations of the Company set forth in this Agreement and the materials provided by the Company pursuant to the due diligence process;

               (ii) been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Preferred Stock, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

               (iii) been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Preferred Stock and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information.

          5I. No representations or warranties have been made to the Purchaser by the Company, or any officer employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained in this Agreement and in the Memorandum, and in acquiring the Preferred Stock the Purchaser is not relying upon any representations of the Company other than those contained in this Agreement or in the Memorandum.

          5J. The Purchaser understands and agrees that the certificates for the Preferred Stock (and the Underlying Common Stock) shall bear, substantially, the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective, or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITY ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE BLUE SKY OR SIMILAR SECURITIES LAW."

      Section 6.  Definitions.  For the purposes of this Agreement, the
                  -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular person or entity means any other person
           ---------
or entity controlling, controlled by or under common control with such particular person or entity.

          "Change of Control" means:
           -----------------

               A.  The acquisition by any individual, entity or group (within
          Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than stockholders of the Company as of July 1, 1999 and their respective Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of capital stock of the Company (the "Outstanding Company Capital Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that (X) any acquisition by or from the Company or any of its subsidiaries, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of capital stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership immediately prior to such acquisition of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

               B. Approval by the shareholders of (or if such approval is not required, consummation of) (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or
          (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (B) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least fifty percent (50%) of the voting securities of the new (or continued) entity immediately after the Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

          "Contract" means any written or oral agreement, arrangement,
           --------
authorization, commitment, contract, indenture, instrument, lease obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any person is a party or that is binding on any person or its capital stock, assets or business.

          "Indebtedness" means all indebtedness for borrowed money (including
           ------------
purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

          "Initial Public Offering"  means an underwritten public offering with
           -----------------------
aggregate offering proceeds to the Company of at least $20 million and a share price to the public of at least $6.00 per share (as adjusted for stock splits, stock dividends and similar events).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Non-Interested Member" means any member of the board of directors of
           ---------------------
the Company who is not a party to, or otherwise related to, a particular transaction.

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Proprietary Rights" means all (i) patents, patent applications,
           ------------------
patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Restricted Securities" means (i) the Preferred Stock issued
           ---------------------
hereunder, (ii) the Common Stock issued upon conversion of Preferred Stock and
(iii) any securities issued with respect to the securities referred to in clause
(i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) become eligible for sale pursuant to Rule l44 (or any similar provision then in force) under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Series B Preferred Stock"  means the Company's Series B Convertible
           ------------------------
Preferred Stock, par value $.01 per share.

          "Subsidiary" means any corporation, association or other business
           ----------
entity of which the securities having a majority of the voting power in electing the board of directors, or fifty percent (50%) of the ownership interests, are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Underlying Common Stock" means (i) the Common Stock issued or
           -----------------------
issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

          Section 7.  Miscellaneous.
                      -------------

          7A.  Expenses.  The Company agrees to pay the fees and expenses of
               --------
Purchaser in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including legal, accounting and consulting fees), not to exceed $20,000.

          7B.  Remedies.  Each holder of Preferred Stock and Underlying Common
               --------
Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.  Treatment of the Preferred Stock.  The Company covenants and
               --------------------------------
agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as nondeductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

          7D.  Amendments; Waivers. No amendment, modification or discharge of
               -------------------
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

          7E.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of three (3) years after the Closing (except with respect to the representations and warranties contained in Section 4B, which shall survive forever), regardless of any investigation made by any Purchaser or on its behalf.

          7F.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

          7G.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied.

          7H.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7I.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7K.  Governing Law.  The corporate law of Delaware shall govern all
               -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Delaware.

          7L.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the address indicated below:

If to Purchaser to:

Internet Capital Group, Inc.
435 Devon Park Drive
Wayne, PA  19087
Attention: Henry N.  Nassau
Fax: (610) 989-0111

With a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304-1050
Attention: Elizabeth Flint
Fax: (650) 461-5375

JusticeLink, Inc.
11482 Luna Road
Dallas, Texas 75234
Attention: Henry S. Givray, President
Fax: (972) 443-9717

with copy to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
1000 Louisiana, 14th Floor
Houston, Texas 77002
Attention: Benjamin G. Clark
Fax: (713) 287-2100

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


                           *  *  *  *  *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    JUSTICELINK, INC.


                                    /s/ Henry S. Givray, President



                                    INTERNET CAPITAL GROUP, INC.

                                    By: /s/ Henry N. Nassau
                                       -------------------------
                                    Name:   Henry N. Nassau
                                         -----------------------
                                    Title: Managing Director
                                          ----------------------